UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  March 2, 2006

Date of Earliest Event Reported:  March 1, 2006

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14097	36-3482074
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

250 Parkway Drive, Suite 270 Lincolnshire, Illinois		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 –Financial Information

Item 2.05. Costs Associated with Exit or Disposal Activities.

Management of the Company will continue its efforts to reduce the Company’s overall cost structure. A combination of actions are being considered to accomplish this goal over the next 18 months, including the phase-out and divestiture of underperforming products in combination with the consolidation of select services and facilities. As a first step in these actions, on March 1, 2006, the Company announced to its employees that it intends to close its LaSalle, Illinois, plant. This plant is primarily a machining facility for the Propel Segment and the majority of the plant operations are expected to be outsourced to external suppliers. The Company anticipates incurring the following range of expenses related to the plant closure:

(amounts in millions)	Low	High
Employee termination costs	$1.6	$1.8
Pension curtailment	1.5	1.7
Property and equipment impairment	3.9	5.0
Other costs	1.0	1.5
Total costs	$8.0	$10.0

The Company anticipates that approximately forty to sixty percent of the above expenses will result in cash expenditure, including the funding of a pension plan, which will occur over approximately the next seven to ten years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.

DATE:	March 2, 2006
		By:	/s/ Kenneth D. McCuskey
		Name:	Kenneth D. McCuskey
		Title:	Vice President and Chief Accounting Officer